Exhibit 2.01

Payments by Government in USD

Reporting entity Name: Caledonia Mining Corporation Plc

For the period: 1 January 2025 to 31 December 2025

Reporting currency: U.S. Dollar

The below table sets forth our payments made to governments for the fiscal year ended December 31, 2025 by government and type of payment:

Segment	Resource	Country	Agency	Taxes	Royalties	Dividends	Fees	Other	Total payments	Notes
Blanket	Gold	Zimbabwe	Zimbabwe Revenue Authority	43,305,474	13,160,208	-	-	-	56,465,683

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 23,076,019), Zimbabwean Dollar ("ZWD") (ZWD 533,961,067). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.40 (USD:ZWD) for the ZWD for the year reported on.

** Royalties payments were made in USD (USD 7,896,125), ZWD (ZWD 140,031,057) . Payments made in ZWD were converted from ZWD to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.60 (USD:ZWD) for ZWD for the year reported on.

	Gold	Zimbabwe	Ministry of Mines	-	-	-	201,813	-	201,813

All amounts are stated in United States Dollar ("USD"):
* Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 5,288,189). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.20 (USD:ZWD) for the ZWD for the year reported on.

	Gold	Zimbabwe	National Indigenisation and Economic Empowerment Fund	-	-	1,978,739	-	-	1,978,739	All amounts are stated and paid in United States Dollar ("USD").
E&E Projects	Gold	Zimbabwe	Ministry of Mines	-	-	-	16,500	-	16,500

All amounts are stated in United States Dollar ("USD"):
* Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 442,223). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.80 (USD:ZWD) for the ZWD for the year reported on.

Bilboes (Oxide mine)	Gold	Zimbabwe	Zimbabwe Revenue Authority	732,706	271,848	-	-	-	1,004,554

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 316,546), Zimbabwean Dollar ("ZWD") (ZWD 10,874,266). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.13 (USD:ZWD) for the ZWD for the year reported on.

** Royalty payments were made in United States Dollar ("USD").

	Gold	Zimbabwe	Ministry of Mines				266,183		266,183

All amounts are stated in United States Dollar ("USD"):
* Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 7,095,976). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.66 (USD:ZWD) for the ZWD for the year reported on.

Corporate	Gold	Zimbabwe	Zimbabwe Revenue Authority	2,020,250	-	-	-	-	2,020,250

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 2,012,344), Zimbabwean Dollar ("ZWD") (ZWD 210,817). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.67 (USD:ZWD) for the ZWD for the year reported on.

Total Zimbabwe				46,058,430	13,432,057	1,978,739	484,495	-	61,953,721
South-Africa	Gold	South- Africa	South African Revenue Authority	406,463					406,463

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand ("ZAR") (ZAR 6,789,504). Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of South Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:16.70 (USD:ZAR) for the year reported on.

Total South-Africa				406,463	-	-	-	-	406,463
Grand total				46,464,893	13,432,057	1,978,739	484,495	-	62,360,184

* Rounding of figures may result in computational differences

Payments by project in USD

Reporting entity Name: Caledonia Mining Corporation Plc

For the period: 1 January 2025 to 31 December 2025

Reporting currency: U.S. Dollar

The table below sets forth our payments to governments for the fiscal year ended December 31, 2025 by project and type of payment

Segment	Resource	Country	Subnational Political Jurisdiction	Project	Method of Extraction	Taxes	Royalties	Dividends	Fees	Other	Total payments	Notes
Blanket	Gold	Zimbabwe	Matabeleland South	Blanket Mine	Underground	43,305,474	13,160,208	1,978,739	201,813	-	58,646,235

All amounts are stated in United States Dollar ("USD"): * Taxes payments were made in USD (USD 23,076,019), Zimbabwean Dollar ("ZWD") (ZWD 533,961,067). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.40 (USD:ZWD) for the ZWD for the year reported on.

** Royalties payments were made in USD (USD 7,896,125), ZWD (ZWD 140,031,057). Payments made in ZWD were converted from ZWD to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.60 (USD:ZWD) for ZWD for the year reported on.

*** Dividend payments were made in United States Dollar ("USD").

**** Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 5,288,189). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.20 (USD:ZWD) for the ZWD for the year reported on.

Corporate	Gold	Zimbabwe	Bulawayo	Caledonia Holdings Zimbabwe (Private) Limited	Underground	2,020,250	-	-	-	-	2,020,250

All amounts are stated in United States Dollar ("USD"): * Taxes payments were made in USD (USD 2,012,344), Zimbabwean Dollar ("ZWD") (ZWD 210,817). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.67 (USD:ZWD) for the ZWD for the year reported on.

Bilboes (Oxide mine)	Gold	Zimbabwe	Matabeleland North	Bilboes (Oxide mine)	Open pit	732,706	271,848	-	266,183	-	1,270,737

All amounts are stated in United States Dollar ("USD"): * Taxes payments were made in USD (USD 316,546), Zimbabwean Dollar ("ZWD") (ZWD 10,874,266). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.13 (USD:ZWD) for the ZWD for the year reported on.

** Royalty payments were made in United States Dollar ("USD").

*** Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 7,095,976). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.66 (USD:ZWD) for the ZWD for the year reported on.

E&E Projects	Gold	Zimbabwe	Matabeleland North	Motapa	Open pit				16,500		16,500

All amounts are stated in United States Dollar ("USD"): * Fee payments were made in Zimbabwean Dollar ("ZWD") (ZWD 442,223). Payments made in ZWD were converted from ZWD to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:26.80 (USD:ZWD) for the ZWD for the year reported on.

South-Africa	Gold	South-Africa	Gauteng	Caledonia Mining South Africa Proprietary Limited	Underground	406,463	-	-	-	-	406,463

All amounts are stated in United States Dollar ("USD"): * Taxes payments were made in South African Rand ("ZAR") (ZAR 6,789,504). Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of South Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:16.70 (USD:ZAR) for the year reported on.

Total payments						46,464,893	13,432,057	1,978,739	484,495	-	62,360,184

* Rounding of figures may result in computational differences